SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 222
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1 - BIOMED REALTY 401K RETIREMENT SAVINGS PLAN
EXHIBIT 10.2 - FIRST AMENDMENT TO THE BIOMED REALTY 401K RETIRMENT SAVINGS PLAN
EXHIBIT 10.3 - SECOND AMENDMENT TO THE BIOMED REALTY 401K RETIREMENT SAVINGS PLAN
EXHIBIT 10.4 - AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUITE LEASE
EXHIBIT 10.5 - FORM OF RESTRICTED STOCK AWARD AGREEMENT
EXHIBIT 99.1 - PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

401(k) Plan

          On January 10, 2005, the Compensation Committee of the Board of Directors of BioMed Realty Trust, Inc. adopted the BioMed Realty 401(k) Retirement Savings Plan, which is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation on a pre-tax basis through contributions to the plan. BioMed currently matches each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial 6% tax-deferred contributions. In addition, BioMed reserves the right to make additional discretionary contributions on behalf of eligible participants. BioMed employees are eligible to participate in the plan if they meet certain requirements, including a minimum period of credited service. Any matching and discretionary company contributions may be subject to certain vesting requirements. Some classes of employees, such as those covered by a collective bargaining agreement, will not be eligible to participate in the plan.

          The foregoing description of the plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the plan, which is filed as an exhibit to this report and incorporated herein by reference.

Lease Amendment

          BioMed entered into an Amendment to Amended and Restated Built-to-Suit Lease with Nektar Therapeutics effective as of January 11, 2005 with respect to BioMed’s Industrial Road property located near San Francisco, California. Under the amendment, BioMed has agreed to terminate Nektar’s rights and obligations with respect to the third floor of phase two of the Industrial Road property consisting of 45,574 rentable square feet in exchange for (a) continued rent on the third floor through January 2005 and (b) termination payments, including reimbursement of brokers’ fees, totaling approximately $3.5 million to be paid by Nektar in monthly installments through August 2007. The remaining portion of the lease will expire on October 5, 2016, subject to Nektar’s option to renew the lease for two additional 10-year periods.

          BioMed has entered into a seven-year, triple-net lease with Nuvelo, Inc. with respect to approximately 55,000 rentable square feet covering the third floor and a portion of the fourth floor of phase two of the Industrial Road property. Annualized rent under the Nuvelo lease, which is expected to commence in September 2005, will be approximately $1.6 million, subject to fixed future annual increases equal to approximately 3% of base rent.

          The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On January 10, 2005, BioMed’s Board of Directors appointed M. Faye Wilson to the Board, increasing the Board to seven members. Ms. Wilson will serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors. A copy of the press release announcing Ms. Wilson’s appointment is filed as an exhibit to this report and incorporated herein by reference.

          In connection with Ms. Wilson’s appointment to the Board, she was granted 2,000 shares of restricted common stock under BioMed’s 2004 Incentive Award Plan. The restricted stock was granted pursuant to the Form of Restricted Stock Award Agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	BioMed Realty 401(k) Retirement Savings Plan.
10.2	First Amendment to the BioMed Realty 401(k) Retirement Savings Plan.
10.3	Second Amendment to the BioMed Realty 401(k) Retirement Savings Plan.
10.4	Amendment to Amended and Restated Built-to-Suit Lease dated as of January 11, 2005 between BMR-201 Industrial Road LLC and Nektar Therapeutics.
10.5	Form of Restricted Stock Award Agreement under the 2004 Incentive Award Plan.
99.1	Press release issued by BioMed Realty Trust, Inc. on January 12, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005	BIOMED REALTY TRUST, INC.
	By:	/s/ GARY A. KREITZER
Name: Gary A. Kreitzer
Title: Executive Vice President